EXHIBIT 10.9

Guaranty Agreement
From
Litton Industries, Inc.
To
The First National Bank of Chicago,
as Trustee
Dated as of May 1, 1999

Guaranty Agreement
(This Table of Contents is not a part of
this Guaranty Agreement and is only for
convenience of reference)

     This Guaranty Agreement (the “Guaranty”), made as of May 1, 1999, by and between Litton Industries, Inc., a Delaware corporation (the “Guarantor”), and The First National Bank of Chicago, as Trustee (in such capacity, together with any successor or successors in such capacity, herein called the “Trustee”):
W i t n e s s e t h
     The Mississippi Business Finance Corporation (the “Issuer”) intends to issue its Economic Development Revenue Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A, in the aggregate principal amount of $83,700,000 (the “Bonds”) under and pursuant to an Indenture of Trust dated as of May 1, 1999 (the “Indenture”) between the Issuer and the Trustee. The proceeds derived from the issuance and sale of the Bonds are to be used to finance the acquisition, construction and installation of certain port facilities (the “Project”) at the shipbuilding complex of Ingalls Shipbuilding, Inc., a Delaware corporation (the “Company”), in Jackson County, Mississippi. The proceeds of the Bonds will be loaned by the Issuer to the Company pursuant to the terms of a Loan Agreement dated as of May 1, 1999 (the “Loan Agreement”) between the Issuer and the Company.
     Now, Therefore, in consideration of the foregoing and as an inducement to the Issuer to issue the Bonds and in further consideration of the anticipated benefits to the Guarantor, as the owner of all of the outstanding capital stock of the Company, the Guarantor agrees as follows:
     Section 1. Guaranteed Obligations. The Guarantor hereby unconditionally guarantees to the Trustee for the benefit of any Bondholder (as defined in the Indenture) of any of the Bonds, the full and prompt payment of (a) the principal of and redemption premium, if any, on the Bonds when and as the same shall become due (whether at maturity, by acceleration, call for redemption or otherwise); (b) the interest on the Bonds when and as the same shall become due; and (c) all amounts due or to become due from the Company under Section 4.2(a) of the Loan Agreement. In addition, the Guarantor hereby unconditionally guarantees to the Trustee (a) for the benefit of the Trustee, the full and prompt payment of all amounts due or to become due from the Company under Section 4.2(b) of the Loan Agreement and (b) for the benefit of the Issuer, the full and prompt payment of all amounts due or to become due from the Company under Sections 4.2(c), 5.2 and 6.3 of the Loan Agreement. Such guaranteed amounts are hereinafter collectively referred to as the “Guaranteed Obligations.”
     Section 2. Continuing Obligations. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until the entire principal of, redemption premium, if any, and interest on the Bonds shall have been paid or provided for according to the terms of the Indenture, at which time this Guaranty shall terminate and be of no further force and effect. The Guarantor acknowledges and agrees, however, that its obligations hereunder shall apply to and continue with respect to any amount paid to the Trustee with respect to the Guaranteed Obligations which is subsequently recovered from the Trustee for any reason whatsoever (including, without limitation, as a result of a bankruptcy, insolvency or fraudulent conveyance proceeding but excluding any amounts so recovered due to any willful misconduct or bad faith on the part of the Trustee) notwithstanding the fact that the Bonds may have been previously paid or performed in full or this Guaranty returned, or both.
     Section 3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantor expressly waives any right to require that any action be brought against the Issuer, the Company or any other person or to require that resort be had to any security. If there shall occur a default by the Company under the Loan Agreement with respect to the payment of the Guaranteed Obligations when and as the same become due, the Guarantor, upon written demand by the Trustee as provided herein, without notice other than such demand and without the necessity of further action by the Trustee, its successors or assigns, shall promptly and fully pay such defaulted payment. In case of any Event of Default hereunder, the Guarantor shall pay all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, paid or incurred by the Trustee in connection with the enforcement of the Guaranteed Obligations or the obligations of the Guarantor under this Guaranty. All payments by the Guarantor shall be paid in lawful money of the United States of America in immediately available funds. Each default in payment of the principal of, redemption premium, if any, or interest on the Bonds or with respect to payments due to the Trustee or the Issuer under Sections 4.2(b), 4.2(c), 5.2 and 6.3 of the Loan Agreement shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.
     Section 4. Obligations Unconditional. The obligations of the Guarantor hereunder shall be absolute and unconditional and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever (other than upon the discharge of the lien of the Indenture in accordance with Article VII thereof), including without limitation (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, change in, amendment to or modification of any of the obligations and liabilities contained in the Bonds, the Indenture or the Loan Agreement, (b) any impairment, modification, release or limitation of the liability of the Issuer or the Company, or any other security for or guaranty of the Bonds, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal bankruptcy laws or other statutes or from the decision of any court relating thereto, (c) the assertion or exercise by the Issuer, its successors or assigns, or the Trustee of any rights or remedies under the Indenture, the Loan Agreement or this Guaranty or their delay in asserting or exercising, or failure to assert or exercise, any such rights or remedies, (d) the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the Company in the Project, and (e) the purchase or sale of any capital stock of the Company.
     Section 5. Waivers. The Guarantor unconditionally waives notice of any of the matters referred to in Section 4 and, prior to making payment to the Trustee hereunder, any proof of nonpayment by the Company under the Loan Agreement with respect to any Guaranteed Obligation other than a certificate of the Trustee (or, with respect to payments due the Issuer under Sections 4.2(c), 5.2 and 6.3 of the Loan Agreement, the Issuer) stating such nonpayment.
     Section 6. No Set-Off. No act of commission or omission of any kind or at any time upon the part of the Trustee, with respect to any matter whatsoever shall in any way affect or impair the rights of the Trustee to enforce any right, power or benefit of the Trustee under this Guaranty, and no set-off, claim, reduction or diminution of any obligation or any defense of any kind or nature which the Guarantor has or may have against the Issuer, the Company or the Trustee or their assignees or successors shall be available to the Guarantor or against any such assignee or successor in any suit or action brought by the Trustee or its successors or assigns to enforce any right, power or benefit under this Guaranty. Nothing in this Guaranty shall be construed as a waiver by the Guarantor of any rights or claims it may have against the Company or the Trustee or the Issuer under this Guaranty or otherwise, but any recovery upon such rights and claims shall be had from the Company or the Trustee or the Issuer separately, it being the intent of this Guaranty that the Guarantor shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants hereunder for the benefit of the Trustee and the Bondholders and, with respect to the payments due the Issuer under Sections 4.2(c), 5.2 and 6.3 of the Loan Agreement, the Issuer. It is the intention of the parties that the Issuer, its commissioners, elected and appointed officers, officials, agents and employees shall not incur pecuniary liability by reason of the terms of this Guaranty, the Loan Agreement or the Indenture, or by reason of the undertakings required of the Issuer, its commissioners, elected and appointed officers, officials, agents and employees in connection with the issuance of the Bonds, this Guaranty, the Loan Agreement or the Indenture, the performance of any act required or requested of the Issuer, its commissioners, elected and appointed officers, officials, agents and employees in connection with the issuance of the Bonds, this Guaranty, the Loan Agreement or the Indenture, or in any way arising from the transaction which this Guaranty is a part or arising in any manner in connection with the Project, and the Guarantor hereby waives any rights or claims it may have against the Issuer in connection therewith. Notwithstanding the above, no limitation on the Issuer’s liability, actions, covenants, obligations, agreements or otherwise described above in this Section 6 shall apply with respect to the Issuer’s obligation to loan the proceeds of the Bonds to the Company on the date of their issuance pursuant to, and in accordance with the terms of, the Loan Agreement.
     Section 7. Books and Records; Financial Statements. The Guarantor shall maintain proper books of record and account, in which entries shall be made in accordance with generally accepted accounting principles (except where noted), consistently applied, of all its business and affairs. Within one hundred twenty (120) days after the end of each of its fiscal years, if so requested, the Guarantor shall furnish the Issuer and the Trustee, copies of its annual audited consolidated financial statements, accompanied by the report of independent certified public accountants. The Guarantor agrees to provide the Issuer and the Trustee with such other financial information and reports as the Issuer and the Trustee may reasonably request from time to time. The information contained in any such statements or reports shall be kept confidential by the Issuer and the Trustee, except such disclosures as may be required by law.
     Section 8. Venue. The Guarantor agrees that any suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the State of California, at the option of the person or entity bringing such suit, action or proceeding; and the Guarantor hereby waives any objection to the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Nothing herein shall affect the right of the Trustee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

     Section 9. Covenants and Representations. The Guarantor makes the following covenants and representations as the basis for its undertakings hereunder:
     (a) It is a corporation duly organized, and validly existing in good standing under the laws of the State of Delaware, has the corporate power to enter into this Guaranty and to perform its obligations hereunder, and by proper corporate action has duly authorized the execution and delivery of this Guaranty and performance of its obligations hereunder.
     (b) The execution and delivery of this Guaranty and all documents, instruments and certificates relating thereto and the performance of its obligations hereunder do not and will not conflict with, or constitute a breach or result in a violation of, its articles or incorporation or bylaws, or any material agreement or other material instrument to which it is a party or by which it is bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over it or its property, the violation of any of which would have a material adverse effect upon the Guarantor’s ability to perform its obligations hereunder.
     (c) Except for the matters disclosed in the Private Offering Memorandum with respect to the Bonds dated May 12, 1999 or in the Guarantor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Periodic Reports on Form 8-K filed with the U.S. Securities and Exchange Commission, there are no pending or, to the best of its knowledge, threatened actions, suits, proceedings or investigations of a legal, equitable, regulatory, administrative or legislative nature, which could reasonably be expected to adversely affect in a material way its business or financial condition or its ability to perform its obligations under this Guaranty.
     (d) The Guarantor hereby covenants to notify the Trustee and the Issuer immediately of the occurrence of any Event of Default hereunder or upon becoming aware (i) that any representation made in this Guaranty was false, misleading or incorrect when made or (ii) of a breach or violation of any material agreement or other material instrument to which it is a party or by which it is bound or any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over it or its property, in any such case to the extent such breach or violation would, in the Guarantor’s judgment, materially adversely affect the Guarantor’s ability to perform its obligations under Section 1 hereof.
     Section 10. Guarantor to Maintain Its Corporate Existence; Conditions under Which Exceptions Permitted. The Guarantor agrees that during the term of this Guaranty, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation unless the acquirer of its assets or the corporation with which it shall consolidate or into which it shall merge shall assume in writing all of the obligations of the Guarantor under this Guaranty.

     Any transfer of all or substantially all of the Guarantor’s assets to any of its wholly owned direct or indirect subsidiaries, including the Company, shall not be deemed to constitute a disposition “of all or substantially all of the Guarantor’s assets,” within the meaning of the preceding paragraph.
     Any transfer of the Guarantor’s assets under this Section 10 shall not relieve the Guarantor of any of its obligations under this Guaranty.
     Section 11. Restrictive Covenants. The Guarantor will not, and will not permit any Subsidiary to, create, assume or suffer to exist any lien on any Restricted Property to secure any debt of the Guarantor, any Subsidiary or any other person, without securing the Guarantor’s obligations under this Guaranty equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions consist of: (a) existing liens or liens on facilities of corporations at the time they become Subsidiaries; (b) liens existing on facilities when acquired, or incurred to finance the purchase price, construction or improvement thereof; (c) liens required by contracts with, and in favor of, governmental entities; and (d) liens otherwise prohibited by such covenant, securing indebtedness which, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by such covenant and the value of sale and leaseback transactions, does not exceed 15% of the Guarantor’s consolidated net tangible assets (defined as total assets less current liabilities and intangible assets).
     In addition, the Guarantor will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction covering any Restricted Property unless (a) the Guarantor would be entitled under the provisions described above to incur debt equal to the value of such sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the Guarantor’s obligations under this Guaranty, or (b) the Guarantor, during the six months following the effective date of such sale and leaseback transaction, applies an amount equal to the value of such sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of Restricted Property.
     “Restricted Property” is defined as (a) any manufacturing facility (or portion thereof) owned or leased by the Guarantor or any Subsidiary and located within the continental United States which, in the opinion of the Board of Directors of the Guarantor, is of material importance to the business of the Guarantor and its Subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of the Guarantor’s consolidated net tangible assets, or (b) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility.
     “Subsidiary” means any corporation or other entity as to which the Guarantor, or any Subsidiary of the Guarantor, has the voting power under ordinary circumstances to elect a majority of the board of directors or other governing body of such corporation or other entity.
     Section 12. Events of Default. Each of the following events shall be an Event of Default hereunder:

     (a) Failure of the Guarantor to pay any Guaranteed Obligations upon receipt of demand by the Trustee or the Issuer to the Guarantor given in accordance with Section 15.
     (b) Failure of the Guarantor to observe or perform any of the other covenants, conditions or agreements hereunder for a period of sixty (60) days after notice (unless the Guarantor and the Trustee and, with respect to payments due the Issuer under Sections 4.2(c), 5.2 and 6.3 of the Loan Agreement, the Issuer shall agree in writing to an extension of such time prior to its expiration), specifying such failure and requesting that it be remedied, given by the Trustee or the Issuer to the Guarantor; provided, that if said default is such that it can be corrected but cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Guarantor within the applicable period and is diligently pursued until the default is corrected.
     (c) The dissolution or liquidation of the Guarantor or the filing by the Guarantor of a voluntary petition in bankruptcy, or failure by the Guarantor promptly to cause to be lifted any execution, garnishment or attachment of such consequence as will impair the Guarantor’s ability to carry on its obligations hereunder, or the commission by the Guarantor of any act of bankruptcy, or adjudication of the Guarantor as a bankrupt, or if a petition or answer proposing the adjudication of the Guarantor as a bankrupt or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety days after the filing thereof, or if the Guarantor shall admit in writing its inability to pay its debts generally as they become due, or a receiver, trustee or liquidator of the Guarantor shall be appointed in any proceeding brought against the Guarantor and shall not be discharged within ninety days after such appointment or if the Guarantor shall consent to or acquiesce in such appointment, or assignment by the Guarantor for the benefit of its creditors, or the entry by the Guarantor into an agreement of composition with its creditors, or a bankruptcy, insolvency or similar proceeding shall be otherwise initiated by or against the Guarantor under any applicable bankruptcy, reorganization or analogous law as now or hereafter in effect and if initiated against the Guarantor shall remain undismissed (subject to no further appeal) for a period of ninety days; provided, the term “dissolution or liquidation of the Guarantor,” as used in this subsection, shall not be construed to include the cessation of the existence of the Guarantor resulting either from a merger or consolidation of the Guarantor into or with another entity or a dissolution or liquidation of the Guarantor following a transfer of all or substantially all of its assets as an entirety or under the conditions permitting such actions contained in Section 10 hereof.
     (d) If any representation contained in this Guaranty or any financial statement or other information furnished to the Trustee or the Issuer in connection with this Guaranty was false or misleading in any material respect at the time it was made or delivered.
     Whenever an Event of Default hereunder shall have happened and be continuing, (a) the Trustee in the manner provided in the Indenture may declare the entire unpaid principal of,

redemption premium, if any, and interest on the Bonds to be immediately due and payable, and (b) the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantor under this Guaranty.
     Section 13. Successors and Assigns; Enforcement of Remedies. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and all rights against the Guarantor arising under this Guaranty shall be for the sole benefit of the Trustee and the Bondholders and, with respect to payments due the Issuer under Sections 4.2(c), 5.2 and 6.3 of the Loan Agreement, the Issuer. The Trustee shall be entitled to bring any suit, action or proceeding against the Guarantor for the enforcement of any provision of this Guaranty without exhausting any other remedies which it may have pursuant to the terms of the Bonds, the Indenture or the Loan Agreement and without resort to any other security held by or available to the Issuer or the Trustee.
     Section 14. Subrogation. Prior to payment in full of all Guaranteed Obligations, the Guarantor shall have no right and shall assert no right to be subrogated to any right of the Trustee or the Issuer. No subrogation of the Guarantor shall require the Trustee to proceed against any person or entity or to resort to any security or to take any other action of any kind as a result of subrogation.
     Section 15. Notices. Demand for payment by the Guarantor of the amounts guaranteed hereunder shall be made by notice in writing as provided in the next sentence. All demands, notices, approvals, consents, requests and other communication hereunder shall be in writing addressed to the addresses as set forth in Section 12.4 of the Indenture and shall be deemed to have been given: (i) three days after the same are deposited in the United States mail and sent by registered or certified mail, return receipt requested, or (ii) when the same are delivered by hand, or (iii) when the same are sent by confirmed facsimile transmission, or (iv) on the next Business Day when the same are sent by overnight delivery service (with the signature of the receiving party required). The Guarantor, the Company, the Issuer and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed. Any notice sent by the Issuer or the Trustee to the Guarantor, or vice versa, shall also be sent to the Company.
     Section 16. Miscellaneous. (a) If any provision of this Guaranty shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.
     (b) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
     (c) This Guaranty, together with the Indenture and the Loan Agreement, expresses the entire understanding and all agreements between the parties and may not be modified or amended except in writing signed by the parties as described in (h) below.

     (d) All capitalized terms not otherwise defined herein shall have the same meaning as set forth in Article I of the Indenture.
     (e) The Guarantor consents to all the terms, covenants and conditions of the Indenture and the Loan Agreement.
     (f) This Guaranty is necessary to promote and further the business of the Guarantor. The assumption by the Guarantor of the obligations hereunder will result in direct financial benefits to the Guarantor, as the owner of all of the outstanding capital stock of the Company.
     (g) This Guaranty may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.
     (h) Subject to the provisions of Article XI of the Indenture, this Guaranty may be amended, changed, modified, altered or terminated only by written instrument executed by the Guarantor and the Trustee and, in certain instances described in Section 11.5 of the Indenture, only with the prior written consent of the Issuer and/or the Bondholders.

     In Witness Whereof, the parties have caused this Guaranty to be executed by their duly authorized representatives as of the date first above written.

Litton Industries, Inc.

By
Name: Timothy G. Paulson
Title: Vice President and Treasurer

Accepted:

The First National Bank of Chicago, as Trustee

By
Name:
Title: Assistant Vice President